UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 11, 2010
EVERGREEN SOLAR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31687	04-3242254

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of Principal Executive Offices) (Zip Code)
(508) 357-2221
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
Safe Harbor Statement
     This filing on Form 8-K made by Evergreen Solar, Inc. (the “Registrant”) and the exhibits hereto contain forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, including those that discuss the Registrant’s expectations, beliefs, strategies, goals, outlook or other non-historical matters. Such forward-looking statements are neither promises nor guarantees and involve a number of factors that could cause actual results to differ materially from such forward-looking statements. Those factors include risks and uncertainties associated with the Registrant’s ability to cost-effectively manufacture products, improve operations in Devens, Massachusetts, develop its Wuhan, China factory, transition panel assembly operations to China and otherwise expand production rapidly, as well as uncertainties associated with product demand and pricing and other important risks and uncertainties identified in the Registrant’s filings with the Securities and Exchange Commission. The statements made speak only as of March 9, 2010, the date of the filing of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009. The Registrant disclaims any obligation to update or revise such statements for any reason.
Item 8.01 Other Events
     The Registrant is filing this Current Report on Form 8-K to reflect the retroactive adoption of a certain new accounting standard as described below with respect to the financial information contained in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009 (the “2009 Form 10-K”), which was filed with the Securities and Exchange Commission on March 9, 2010. The information in this Form 8-K is not an amendment to or restatement of the 2009 Form 10-K.
     In October 2009, the FASB issued updated guidance for convertible debt instruments. As required by the Debt topic of the FASB codification, an entity that enters into an equity-classified share lending agreement, utilizing its own shares, in contemplation of a convertible debt issuance or other financing to initially measure the share lending arrangement at fair value and treat it as a cost of the financing. In addition, if it becomes probable that the counterparty to the arrangement will default, the issuer shall recognize an expense for the fair value of the unreturned shares, net of probable recoveries. This new guidance was effective January 1, 2010 and required adjustment of prior periods to conform to current accounting. The following tables reflect the Registrant’s previously reported amounts, along with the adjusted amounts as required by this new guidance (in thousands):

	December 31, 2008
			Effect of
Balance Sheet Category	As Reported	As Adjusted	Change
Other current assets	$7,684	$6,733	$(951)
Deferred financing costs	6,152	10,707	4,555
Deferred income taxes	9,776	8,825	(951)
Additional paid-in capital	803,491	949,258	145,767
Accumulated deficit	(223,687)	(364,899)	(141,212)

	December 31, 2009
			Effect of
Balance Sheet Category	As Reported	As Adjusted	Change
Other current assets	$11,662	$11,443	$(219)
Deferred financing costs	4,769	8,312	3,543
Deferred income taxes	5,615	5,396	(219)
Additional paid-in capital	882,466	1,028,233	145,767
Accumulated deficit	(488,895)	(631,119)	(142,224)
     The adoption of the new guidance also resulted in a change to the Registrant’s consolidated statements of operations for the years ended December 31, 2008 and December 31, 2009, specifically an increase to interest expense of approximately $0.5 million and $1.0 million, respectively. In addition, the Registrant recorded a loss on share lending of approximately $140.7 million for the year ended December 31, 2008. There is no impact on the Registrant’s cash flows. The guidance does not impact any period prior to 2008 as the Registrant did not have any share lending agreements in place prior to 2008.
     This Form 8-K updates Items 6, 7 and 8 of our 2009 Form 10-K to recast the financial statements as required by the adoption of the guidance discussed above.

Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

Exhibit Number	Description
23.1	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm
99.1	Selected Financial Data
99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations
99.3	Financial Statements and Schedule

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
Date: August 11, 2010	By:	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer and Secretary